Post Q4 2011 Earnings Release – Last updated February 28, 2012 I N V E S T O R R E F E R E N C E B O O K

The information contained in this presentation includes certain estimates, projections and other forward- looking information that reflect our current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions that HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance that any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2011, and in other documents we previously filed with the SEC, many of which are beyond our control, that may cause actual results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. Our Form 8-K, dated February 28, 2012 to which the following supplemental slides are attached as Exhibit 99.1, provides further explanation and disclosure regarding our use of non-GAAP financial measures and should be read in conjunction with these supplemental slides. Forward-Looking Statements 2

Table of Contents

Our Company.......... 4-16

Industry Structure.......... 17-27

Historical Pespective.......... 28-36

Business Outlook: 2012 to 2014.......... 37-40

Guidance 41-45

Free Cash Flow.......... 46-51

Refinancing and Delevering.......... 52-56

Growth.......... 57-68

Operational Initiatives.......... 69-81

Operational Metrics.......... 82-85

Reconciliations to GAAP.......... 86-92

3

HEALTHSOUTH.

Portfolio – As of Dec. 31, 2011 99 Inpatient Rehabilitation Hospitals (“IRF”) • 29 operate as JV’s with Acute Care Hospitals 26 Outpatient Rehabilitation Satellite Clinics 25 Hospital-Based Home Health Agencies 27 + Puerto Rico Number of States Key Statistics ~ 22,000 Employees ~ $2.0 Billion Revenue 118,354 Inpatient Discharges 943,439 Outpatient Visits Patients Served Most Common Conditions (Q4 2011): 1. Neurological 17.5% 2. Stroke 16.4% 3. Debility 10.8% 4. Fracture of the lower extremity 10.5% 5. Other orthopedic conditions 10.0% 4 Largest Owner and Operator of Inpatient Rehabilitation Hospitals in the U.S. Our Company New Hospitals Cypress, TX opened 10/24/11 Drake acquisition opened 12/19/11 CON approved for Ocala, FL; expect to be operational Q4 2012 CON approved for Stuart, FL (Martin County); expect to be operational Q2 2013 Purchased land for Littleton, CO; expect to be operational Q2 2013 Purchased land for southwest Phoenix, AZ; expect to be operational Q3 2013 CON approved for Middletown, DE; being contested CON approved for Williamson Co, TN; being contested Marketshare ~ 8% of IRFs (Total in U.S. = 1,152) ~ 18% of Licensed Beds ~ 23% of Patients Served

Our Hospitals Major Services • Rehabilitation Physicians: manage and treat medical needs of patients • Rehabilitation Nurses: oversee treatment programs of patients • Physical Therapists: address physical function, mobility, safety • Occupational Therapists: promote independence and re-integration • Speech-Language Therapists: treat communication and swallowing disorders • Case Managers: coordinate care plan with physician, caregivers and family • Post-discharge services: outpatient therapy and home health 5

Our Patients 6 Most Common Conditions (Q4 2011) 1. Neurological 17.5% 2. Stroke 16.4% 3. Debility 10.8% 4. Fracture of the lower extremity 10.5% 5. Other orthopedic conditions 10.0% 6. Knee/Hip replacement 8.6% 7. Brain injury 7.7% 8. Cardiac conditions 4.0% 9. Spinal cord injury 3.7% 10. All other 10.8% Referral Sources 94% Acute Care Hospitals 5% Physician Offices 1% Skilled Nursing Facilities Admission to an IRF • Physicians and acute care hospital case managers are key decision-makers. • All IRF patients must meet reasonable and necessary criteria and must be admitted by a physician. • All IRF patients must be medically stable and have potential to tolerate three hours of therapy per day (minimum). • IRF patients receive 24-hour, 7 days a week nursing care. • Average length of stay ~14 days

24 26 28 30 32 34 36 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 Our Quality FIM Gain Change in Functional Independence Measurement (based on an 18 point assessment) from admission to discharge HealthSouth UDS Average (1) 7 (1) Average = Expected, Risk-adjusted for UDS database • Inpatient rehabilitation hospitals evaluate all patients at admission and upon discharge to determine their functional status. − The Functional Independence Measurement (“FIM”) patient assessment instrument is used for these evaluations. • The difference between the FIM scores at admission and upon discharge is called the “FIM Gain.” − The greater the FIM Gain, the greater the patient’s level of independence, the better the patient outcome.

(1) The 96 for HLS does not include HealthSouth Sugar Land Rehabilitation Hospital, purchased in September 2010; it was included in the 136 non-HLS freestanding. Also, does not include HealthSouth Rehabilitation Hospital of Cypress, TX, which opened in October 2011, or HealthSouth Rehabilitation Hospital at Drake, which opened in December 2011. (2) In 2011, HealthSouth averaged 1,233 total Medicare and non-Medicare discharges per hospital in its 96 consolidated hospitals. Source: FY 2012 CMS Rate Setting File – Correction Notice – see next page Avg. Beds per IRF Avg. Medicare Discharges per IRF (2) Avg. Est. Total Payment per Discharge for FY 2011 Avg. Est. Total Cost per Discharge for FY 2011 HLS (1) = 96 68 932 $16,800 $13,002 Free- standing (Non-HLS) = 136 53 593 $18,111 $16,274 Hospital Units = 920 23 247 $17,820 $18,522 Total 1,152 30 345 $17,649 $16,824 8 Total Inpatient Rehabilitation Facilities (IRFs): 1,152 Our Cost-Effectiveness HealthSouth differentiates itself by providing superior quality care at a lower cost.

CMS Fiscal Year 2012 IRF Rate Setting File Analysis Notes: (1) All data provided was filtered and compiled from the Centers for Medicare and Medicaid Services (CMS) Fiscal Year 2012 IRF rate setting Correction Notice file found at http://www.cms.gov/InpatientRehabFacPPS/07_DataFiles.asp#. The data presented was developed entirely by CMS and is based on its definitions which are different in form and substance from the criteria HealthSouth uses for external reporting purposes. Because CMS does not provide its detailed methodology, HealthSouth is not able to reconstruct the CMS projections or the calculation. (2) The CMS file contains data for each of the 1,152 inpatient rehabilitation facilities used to estimate the policy updates for the FY 2012 IRF-PPS Final Rule. Most of the data represents historical information from the CMS fiscal year 2010 period and does not reflect the same HealthSouth hospitals in operation today. The data presented was separated into three categories: Freestanding, Units, and HealthSouth. HealthSouth is a subset of Freestanding and the Total. 9

Our Payors (Q4 2011) Prospective Payment System (“PPS”) • Payments based on Case Mix Groups (“CMGs”) – Diagnosis of patient’s illness • Fixed payment per CMG adjusted for: – Acuity/severity – Regional wage differential – Patient outcomes • Per diems for “short stays” Per Diem or CMG • Negotiated rate • Some are “tiered” for acuity/severity Variety of methodologies Varies by state Variety of methodologies Medicare Managed Care • Includes managed Medicare (Managed Medicare represents 8% of total revenues) Other Third-Party Payors Medicaid Workers’ Comp./Patients/ Other Payment Methodology Payor Source 10 72.8% 19.5% 2.0% 4.3% 1.4%

HealthSouth’s volume growth has outpaced competitors’ (1) Data provided by UDSMR, a data gathering and analysis organization for the rehabilitation industry; represents ~ 65-70% of industry, including HealthSouth sites. (2) Includes consolidated HealthSouth inpatient rehabilitation hospitals classified as same store during that time period. Our Historic Discharge Growth vs. Industry - 40,000 80,000 120,000 2008 2009 2010 2011 Q4 Q3 Q2 Q1 4.7% 5.9% 5.9% 5.8% 5.9% 2.7% 2.5% 1.3% 11 -4.0% 0.5% -1.8% 1.5% -1.4% 0.6% 0.8% 3.4% 4.2% 5.0% 1.2% 3.5% 1.4% 4.0% -0.5% 1.7% Quarterly • TeamWorks = standardized and enhanced sales and marketing • Bed additions will help facilitate continued organic growth 2.1% 5.1% 6.1% 7.8% Yearly Discharge 6.9% 5.6% 3.1% 5.2% Growth Q110 vs. Q210 vs. Q310 vs. Q410 vs. Q111 vs. Q211 vs. Q311 vs. Q411 vs. Q109 Q209 Q309 Q409 Q110 Q210 Q310 Q410 Quarterly Discharge Growth Same Store HealthSouth vs. Industry UDS Industry Sites (1) HLS Same Store (2) 1.8% 6.5% 1.0% 5.0% 1.4% 1.9% 3.3% Yearly 2010 2011 2008 │ 2009 │ 2010 │ 2011 -1.4%

$1,608 $1,701 $1,785 $1,878 $2,027 2007 2008 2009 2010 2011 Revenue Our Track Record ($ in millions) (1) Reconciliation to GAAP provided on slides 48 and 87 - 92. (2) 2010 includes an income tax benefit of ~$741 million primarily due to the reversal of a substantial portion of the valuation allowance against deferred tax assets. $307 $323 $364 $410 $466 2007 2008 2009 2010 2011 Adjusted EBITDA (1) 96,700 103,356 109,106 112,514 118,354 2007 2008 2009 2010 2011 Discharge Volume 12 $191 $220 $77 $890 $159 2007 2008 2009 2010 2011 Income from Continuing Operations Attributable to HealthSouth (2)

$2.04 $1.81 $1.66 $1.51 $1.25 0 1 2 3 4 5 6 7 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 YE 2007 YE 2008 YE 2009 YE 2010 YE 2011 Total Debt 6.7x 2.7x Our Track Record 13 Leverage Ratio (1) (billions) ($79) $9 $155 $181 $243 $11 ($70) ($20) $30 $80 $130 $180 $230 2007 2008 2009 2010 2011 Adjusted Free Cash Flow (1) (millions) Swap Cash Payments Final swap payment in March 2011 (1) Reconciliation to GAAP provided on slides 47, 48, and 87 – 92. Interest Expense $229 $119

MMSEA (Final settlement of 60% rule) Medicare Price Rollback & 18 Month Freeze 1st Medicare IRF Price Increase Since 2007 CMS Implements New Coverage Criteria for IRF Admissions PPACA Signed Into Law; Price Adjustment Minus 25 bps Price Increase With PPACA Adjustment RECESSION 25,000 25,500 26,000 26,500 27,000 27,500 28,000 28,500 29,000 29,500 30,000 30,500 $50 $60 $70 $80 $90 $100 $110 $120 Q108 Q208 Q308 Q408 Q109 Q209 Q309 Q409 Q110 Q210 Q310 Q410 Q111 Q211 Q311 Q411 HealthSouth has successfully managed through Medicare payment cuts and an economic recession… 14 Adjusted EBITDA ($million) Discharges

15 3,169 Licensed Beds in CON States Our Assets 99 (1) Inpatient Rehabilitation Hospitals; 6,461 Licensed Beds (2) 3,292 Licensed Beds in Non-CON States 24 Own Hospital Building Only 40 Own Building and Land 35 Lease Building and Land A Certificate of Need (CON) is a legal document required in many states and some federal jurisdictions before proposed acquisitions, expansions, or creations of facilities are allowed. (1) 3 of the 99 HealthSouth hospitals are non-consolidated. Of those 3, 2 are lease building and land, and 1 is own building and land. (2) Excludes 234 licensed beds at non-consolidated hospitals

Strong and Sustainable Business Fundamentals • Located in Medicare growth markets • Flexible, accelerated de novo strategy • Hospital acquisitions and unit consolidations Growth Opportunities • Strong balance sheet; ample liquidity, no near-term maturities • Minimal cash taxes ($7 - $10 million / year) attributable to NOLs • Substantial free cash flow generation Financial Strength • #1 market share: above industry same-store growth and margins • Consistent achievement of high-quality, cost-effective care • Roll-out of state-of-the-art clinical information system Industry Leading Position • Favorable demographic trends • Non-discretionary nature of many conditions treated in IRFs • Highly fragmented industry Attractive Healthcare Sector 16 • Focused labor management • Continued improvements in supply chain • Significant operating leverage of G&A expense Cost-Effectiveness • Portfolio of strategically located, well-designed physical assets • 99 IRFs (1) ; 64 owned and 35 long-term, real estate leases • Relatively low maintenance capex requirements Real Estate Portfolio (1) Inclusive of non-consolidated entities

Industry Structure 17

P e rs o n a l H e a lthc a re : $ 2 ,1 8 6 .0 Source: Center for Medicare & Medicaid Services, National Health Expenditure Data for year ended December 2010 – Table 2 Overall Healthcare Spending Hospital Care Includes Inpatient Rehabilitation, Long-Term Care Hospitals $814.0 $143.1 $688.6 $128.5 $70.2 $341.6 Nursing Care Facilities and Continuing Care Retirement Communities H e a lt h Cons u m p tio n S p e n d : $ 2 ,4 4 4. 6 Professional Services Other Health, Residential and Personal Care Home Health Care Retail of Medical Products $30.1 Government Administration $146.0 Net Cost of Health Insurance $82.5 Government Public Health $149.0 Investment National Healthcare Spending: $2,593.6 billion 18 (billions)

Medicare 2010 Spending = $509.7 Billion (1)


$6.3B (1%)
Inpatient Rehabilitation Hospitals
5%
27%
12%
5%
4%
23%
12%
12%
$ 27.1B Skilled Nursing
$138.0B Inpatient Hospital (2)
$ 63.4B Physician Payments
$ 27.1B Outpatient Hospital
$ 19.3B Home Health
$ 60.4B Other Services (3)
$115.0B Medicare Managed Care
$ 59.3B Outpatient Rx
Medicare Part A
Medicare Part B
Medicare Parts A&B
Medicare Part C
Medicare Part D

(1) Percentages are based upon total Medicare spending of $520.3 billion, before $10.6 billion of recoveries for 2010 (CBO Medicare March 2011 Medicare Baseline – Page 2).
(2) Inpatient Hospital includes spending for acute care hospitals along with, inpatient rehabilitation and long-term care hospital services; in 2010, Medicare spent $6.3 and $5.2 billion, respectively, for these services (MedPAC December 2011 Public Meeting, Assessing Payment Adequacy).
(3) Other Services reflects spending for hospice; in 2010, Medicare spent $13.0 billion for hospice services. (MedPAC December 2011 Public Meeting, Assessing Payment Adequacy). Other Services also reflects spending for various other outpatient services.

19

HEALTHSOUTH

Preventive Routine health care that includes screenings, check-ups, and patient counseling to prevent illnesses, disease, or other health problems Acute Medical treatment of diseases for which a patient is treated for a brief but severe episode of illness Ambulatory Medical care delivered on an outpatient basis. e.g., blood tests, X-rays, endoscopy, certain biopsies, certain surgical procedures Post-Acute Medical care provided after a period of acute care. e.g., inpatient rehabilitation hospitals, long- term acute care, hospice, skilled nursing homes, home health Continuum of Healthcare Services 20

$0 $10 $20 $30 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 Total Medicare Spending on Post-Acute Services $58.5 billion in 2010 Note: These numbers are program spending only and do not include beneficiary copayments. Sources: Center for Medicare & Medicaid Services, Medicare Trustees Report May 2011 – Page 45, MedPAC Data Book, June 2011 – page 122, MedPAC December 2011 Public Meeting, Assessing Payment Adequacy Medicare Spending on Post-Acute Services Skilled nursing facilities 18.5% Home health agencies 19.4% Inpatient rehabilitation hospitals 8.8% Long-term acute care hospitals 6.4% 21 2010 Medicare Margin Post-Acute Settings Inpatient rehabilitation spending (% of total Medicare spending) 1.8% 2.1% 2.2% 2.1% 1.9% 1.5% 1.4% 1.3% 1.2% 1.2% 0.0% 3.0% 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010

Geographic Distribution of IRFs, 2009 22 Source: Medpac Report to Congress, Medicare Payment Policy, March 2011 – page 205

Supply of IRFs remained stable in 2009 23 Source: Medpac Report to Congress, Medicare Payment Policy, March 2011 – page 208

(1) The 96 for HLS does not include HealthSouth Sugar Land Rehabilitation Hospital, purchased in September 2010; it was included in the 136 non-HLS freestanding. Also, does not include HealthSouth Rehabilitation Hospital of Cypress, TX, which opened in October 2011, or HealthSouth Rehabilitation Hospital at Drake, which opened in December 2011. (2) In 2011, HealthSouth averaged 1,233 total Medicare and non-Medicare discharges per hospital in its 96 consolidated hospitals. Source: FY 2012 CMS Rate Setting File – Correction Notice – see slide 9 Avg. Beds per IRF Avg. Medicare Discharges per IRF (2) Avg. Est. Total Payment per Discharge for FY 2011 Avg. Est. Total Cost per Discharge for FY 2011 HLS (1) = 96 68 932 $16,800 $13,002 Free- standing (Non-HLS) = 136 53 593 $18,111 $16,274 Hospital Units = 920 23 247 $17,820 $18,522 Total 1,152 30 345 $17,649 $16,824 24 Total Inpatient Rehabilitation Facilities (IRFs): 1,152 Inpatient Rehabilitation Sector

Post-Acute Care ("PAC") Setting Percent Discharged from Hospital to PAC Setting Percent Rehospitalized after Using PAC Setting Percent Died in PAC Setting Skilled Nursing Facility 17.3% 22.0% 5.4% Home Health 16.0% 18.1% 0.8% Long-Term Care Hospital 1.0% 10.0% 15.5% Inpatient Rehabilitation 3.2% 9.4% 0.4% Inpatient Psychiatric 0.5% 8.7% 0.4% Hospice 2.1% 4.5% 82.2% TOTAL 40.0% 18.0% 6.2% Readmission Rates Note: Use of home health care and hospice is based on care that starts within three days of discharge. Other PAC care starts within one day of discharge. Home health use includes episodes that overlap an inpatient stay. Source: Medpac Data Book, Healthcare Spending and the Medicare program, June 2008 – Chart 9-3 25

CMS: Inpatient Rehabilitation vs. Skilled Nursing

48486 Federal Register / Vol. 76, No. 152 / Monday, August 8, 2011 / Rules and Regulations

DEPARTMENT OF HEALTH AND HUMAN SERVICES

Centers for Medicare & Medicaid Services

42 CFR Part 413

[CMS–1351–F]

RIN 0938–AQ29

Medicare Program; Prospective Payment System and Consolidat[ed] Billing for Skilled Nursing Faciliti[es] FY 2012

AGENCY: Centers for Medicare & Medicaid Services (CMS), HHS.

ACTION: Final rule.

SUMMARY: This final rule updates t[he] payment rates used under the prospective payment system for sk[illed] nursing facilities (SNFs) for fiscal [year] 2012. In addition, it recalibrates th[e] case-mix indexes so that they mor[e] accurately reflect parity in expend[itures] between RUG–IV and the previous mix classification system. It also includes a discussion of a Non-Therapy Ancillary component currently under development within CMS. In addition, this final rule discusses the impact of certain provisions of the Affordable Care Act, and reduces the SNF market basket percentage by the multi-factor productivity adjustment. This rule also implements certain changes relating to the payment of group therapy services

B. Requirements of the Balanced Budget Act of 1997 (BBA) for Updating the

3. Wage Index Adjustment to Federal Rates
4. Updates to Federal Rates
5. Relationship of RUG–IV Case-Mix Classification System to Existing Skilled Nursing Facility Level-of-Care Criteria

G. Consolidated Billing
H. Application of the SNF PPS to SNF

Processing

BBA Balanced Budget Act of 1997, Public Law 105–33

BBRA Medicare, Medicaid, and SCHIP Balanced Budget Refinement Act of 1999,

"… MedPAC's analysis of recent quality measure data related to rehospitalizations suggests that quality of care within SNFs has not been improving … Since 2000, one outcome measure (the risk-adjusted rate of rehospitalization for any of five care-sensitive conditions) exhibited almost no change …

… shifting IRF patients toward SNF care does not necessarily improve the quality of care provided to the beneficiaries. A March 2005 report in the Archives of Physical Medicine and Rehabilitation found that 81.1 percent of IRF patients were discharged to home, compared to 45.5 percent of SNF residents. Additionally, IRF patients appeared to have shorter lengths of stay, averaging approximately a 13-day stay, compared to the average 36-day stay for a SNF resident. Finally, when patients discharged from each setting were reviewed 24 weeks after discharge, IRF patients had consistently better outcomes and displayed a faster rate of recovery."

"Given these findings, we do not agree with those commenters who would assume that shifting patients from the IRF setting to a SNF setting is necessarily more beneficial to the patient or the Medicare Trust Fund."

Source: http://www.gpo.gov/fdsys/pkg/FR-2011-08-08/pdf/2011-19544.pdf

26 HEALTHSOUTH

Specific Post-Acute Regulatory Changes

Future Regulatory Risk	Inpatient Rehabilitation Facility	Skilled Nursing Facility	Long-Term Acute Care Hospital	Home Health	Hospice
1. Re-basing payment system	No	Yes; RUGS IV and MDS 3.0 parity adjustment for FY 2012 (-12.6%)	No	Yes; CY re-weighting re-distributes payment from high therapy to low or no therapy; Rebasing required as part of PPACA starting in 2014	Yes: Required by PPACA beginning in 2013; Modified wage index system being phased in over 7-year period beginning in FY 2010
2. Major outlier payment adjustments	No	No	Yes; will occur when MMSEA relief expires (short stay outliers)	Yes; 10% cap per agency	No
3. Upcoding adjustments	No	No	No	Yes; occurring in CY 2011 (-3.79%), CY 2012(-3.79%), and CY 2013 (-1.32%)	No
4. Patient criteria	No; 60% Rule admission criteria already in place	No	Congressional Bill introduced developing criteria	No; Patient – physician "face-to-face" encounter & new therapy documentation implemented in 2011	No; Patient – physician "face-to-face" encounter implemented in 2011
5. Healthcare Reform					
• Market basket update reductions	• Known	• Known	• Known	• Known	• Known
• Productivity adjustments	• Began FY 2012	• Began FY 2012	• Began FY 2012	• Begins 2015	• Begins 2013
• Bundling pilot established	• By 2013	• By 2013	• By 2013	• By 2013	• N/A
• Independent Payment Advisory Board	• CY 2019	• FY 2015	• CY 2019	• CY 2015	• CY 2019
• New quality reporting requirements	• Begins FY 2014	• Being implemented	• Begins FY 2014	• Being implemented	• Begins FY 2014
• Value based purchasing	• Pilot begins 2016	• Post 2012	• Pilot begins 2016	• Post 2012	• Pilot begins 2016
• Hospital Acquired Infections	• Post 2012	• Post 2012	• Post 2012	• N/A	• N/A
6. Other	N/A	New group therapy definition/requirements	25% Rule regulatory relief expires in 2012/2013; prohibition on new LTCHs through 2012; Medicare Advantage patients counted in the 25 day length of stay criteria Jan. 2012	Limits on transfer of ownership	N/A
	• Future efforts to address the cost associated with the prevention of the statutory decrease of more than 27.4% in Medicare physician reimbursement referred to as the "doc-fix".				
7. Deficit Reduction	• The Budget Control Act of 2011 includes up to a 200 bps reduction of Medicare programs payments effective January 2013.				

Sources: Healthcare Reform Bill (PPACA, HERA),CMS Regulatory published rules and MMSEA

27

HEALTHSOUTH

Historical Perspective 28

Historical Perspective 29 2007 • Divested surgery centers, outpatient and diagnostic divisions • Used proceeds plus tax refund to repay $1.4 billion of debt • Reduced G&A to match residual business size • Piloted TeamWorks sales and marketing • 75% rule frozen at 60% (MMSEA) • Completed all settlement payments (1) Reconciliation to GAAP provided on slides 48 and 87 - 92. $307 $323 $364 $410 $466 2007 2008 2009 2010 2011 Adjusted EBITDA (1)

$50 $90 $130 Q108 Q208 Q308 Q408 Q109 Q209 Q309 Q409 Q110 Q210 Q310 Q410 Q111 Q211 Q311 Q411 Historical Perspective 30 2008 • Established 2008-2010 business model • 4% discharge growth; 5-8% Adjusted EBITDA growth;15-20% adjusted EPS growth • Balanced delevering and growth/development strategies • Completed TeamWorks sales and marketing roll-out • Absorbed Medicare reimbursement rollback (Q2) • Repaid $228 million of long-term debt (8.8 million share equity issuance and prior period tax refunds) • Financial market turmoil (Q3) • HealthSouth suspended development and increased focus on delevering 2008 Adjusted EBITDA (1) = $322.6 (1) Reconciliation to GAAP provided on slides 48, 87 – 90, and 92. (millions)

$50 $90 $130 Q108 Q208 Q308 Q408 Q109 Q209 Q309 Q409 Q110 Q210 Q310 Q410 Q111 Q211 Q311 Q411 Historical Perspective 31 2009 • Continued focus on delevering (approx. $151 million in debt repaid) • Focused on organic growth; TeamWorks sustainability module rolled out • Issued 5 million shares for securities litigation settlement (Q3) • Received first Medicare market basket update in 18 months (Q4) • Reinvigorated development efforts (Q4) 2009 Adjusted EBITDA (1) = $363.7 (1) Reconciliation to GAAP provided on slides 48, 87 – 90, and 92. (millions) 2008 Adjusted EBITDA (1) = $322.6

$50 $90 $130 Q108 Q208 Q308 Q408 Q109 Q209 Q309 Q409 Q110 Q210 Q310 Q410 Q111 Q211 Q311 Q411 Historical Perspective 32 2010 • Healthcare reform passed; reduced future market basket updates • Weak acute care referral volumes • Adjusted annual volume growth target to 2.5-3.5% • Development efforts pay off • 2 de novos, 2 IRF acquisitions, 2 unit acquisitions • Completed senior notes offering with 2018 and 2022 maturities (7.25% and 7.75% coupon, respectively) • Refinanced term loans and revolver (Q4) • Repaid $151.2 million in debt • Flexibility to repay the 10.75% notes due in 2016 and callable beginning in June 2011 2010 Adjusted EBITDA (1) = $409.6 (1) Reconciliation to GAAP provided on slides 48, 87 – 90 and 92. (millions) 2009 Adjusted EBITDA (1) = $363.7 2008 Adjusted EBITDA (1) = $322.6

$50 $90 $130 Q108 Q208 Q308 Q408 Q109 Q209 Q309 Q409 Q110 Q210 Q310 Q410 Q111 Q211 Q311 Q411 2011 Adjusted EBITDA (2) = $466.2 Historical Perspective 33 2011 • Grew volumes 5.2% • Sold 5 long-term acute care hospitals (LTCHs); closed remaining LTCH • Raised $122 million by reopening 2018 and 2022 senior notes • Retired approx. $501 million of 10.75% senior notes due 2016 • Opened one de novo (Cypress); acquired Drake; received approval for two CONs • Slowed development efforts due to regulatory uncertainty; reinstated development effort after the BCA (1) outcome was known. • Board of directors authorized $125 million stock repurchase 2010 Adjusted EBITDA (2) = $409.6 (1) The Budget Control Act of 2011 includes a reduction of up to 2% to Medicare payments for all providers upon executive order of the President in January 2013. The reduction would be made from whatever level of payment would otherwise be provided under Medicare law and regulation. We currently estimate this automatic reduction, known as “sequestration,” will result in a net decrease to our net operating revenues of approx. $32 million annually beginning in 2013. (2) Reconciliation to GAAP provided on slides 48, 87 – 90, and 92. (millions) 2009 Adjusted EBITDA (2) = $363.7 2008 Adjusted EBITDA (2) = $322.6

Revenues & Expenses

Revenues (millions)	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010	Q2 2010	Q1 2010	Q4 2009	Q3 2009	Q2 2009	Q1 2009	Full Year 2011	Full Year 2010	Full Year 2009
Inpatient	$ 480.1	$ 458.8	$ 465.4	$ 462.1	$ 452.3	$ 422.6	$ 427.6	$ 420.2	$ 415.5	$ 400.1	$ 405.8	$ 400.1	$ 1,866.4	$ 1,722.7	$ 1,621.5
Outpatient and other	38.0	38.9	39.7	43.9	38.6	38.2	39.7	38.4	39.6	40.1	43.2	40.5	160.5	154.9	163.4
Consolidated net operating	$ 518.1	$ 497.7	$ 505.1	$ 506.0	$ 490.9	$ 460.8	$ 467.3	$ 458.6	$ 455.1	$ 440.2	$ 449.0	$ 440.6	$ 2,026.9	$ 1,877.6	$ 1,784.9
(Actual Amounts)															
Discharges	30,066	29,350	29,811	29,127	29,462	27,931	28,098	27,023	27,819	27,186	27,413	26,688	118,354	112,514	109,106
Net patient revenue / discharge	$15,968	$15,632	$15,612	$15,865	$15,352	$15,130	$15,218	$15,550	$14,936	$14,717	$14,803	$14,992	$ 15,770	$ 15,311	$ 14,862
Expenses (millions)															
Salaries and benefits	$ 251.4	$ 245.0	$ 241.6	$ 244.0	$ 237.5	$ 231.7	$ 226.2	$ 226.3	$ 228.5	$ 219.0	$ 222.1	$ 217.8	$ 982.0	$ 921.7	$ 887.4
Percent of net operating revenues	48.5%	49.2%	47.8%	48.2%	48.4%	50.3%	48.4%	49.3%	50.2%	49.8%	49.5%	49.4%	48.4%	49.1%	49.7%
EPOB (employees per occupied bed) [1]	3.46	3.53	3.47	3.39	3.50	3.56	3.47	3.42	3.54	3.58	3.51	3.46	3.47	3.49	3.52
Hospital-related expenses	$ 111.8	$ 112.6	$ 118.7	$ 113.1	$ 111.7	$ 104.6	$ 111.7	$ 102.2	$ 107.6	$ 103.2	$ 105.4	$ 102.9	$ 456.2	$ 430.2	$ 419.1
(other operating, supplies, occupancy, bad debts)															
Percent of net operating revenues	21.6%	22.6%	23.5%	22.4%	22.8%	22.7%	23.9%	22.3%	23.6%	23.4%	23.5%	23.4%	22.5%	22.9%	23.5%
General and administrative	$ 23.9	$ 21.5	$ 22.1	$ 22.7	$ 23.1	$ 21.5	$ 22.7	$ 22.5	$ 24.7	$ 22.6	$ 22.0	$ 21.8	$ 90.2	$ 89.8	$ 91.1
(excludes stock-based compensation)															
Percent of net operating revenues	4.6%	4.3%	4.4%	4.5%	4.7%	4.7%	4.9%	4.9%	5.4%	5.1%	4.9%	4.9%	4.5%	4.8%	5.1%

(1) Employees per occupied bed, or "EPOB," is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.

34

HEALTHSOUTH.

Adjusted EBITDA (1)

(Millions)	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010	Q2 2010	Q1 2010	Q4 2009	Q3 2009	Q2 2009	Q1 2009	Full Year 2011	Full Year 2010	Full Year 2009
Net operating revenues	$ 518.1	$ 497.7	$ 505.1	$ 506.0	$ 490.9	$ 460.8	$ 467.3	$ 458.6	$ 455.1	$ 440.2	$ 449.0	$ 440.6	$ 2,026.9	$ 1,877.6	$ 1,784.9
Operating expenses:															
Salaries and benefits [2]	(251.4)	(245.0)	(241.6)	(244.0)	(237.5)	(231.5)	(226.2)	(226.3)	(228.5)	(219.0)	(222.1)	(217.8)	(982.0)	(921.5)	(887.4)
Hospital-related expenses:															
Other operating expenses	(67.4)	(70.3)	(75.4)	(70.9)	(72.1)	(65.4)	(70.8)	(61.2)	(64.8)	(60.5)	(60.8)	(60.6)	(284.0)	(269.5)	(246.7)
Supplies	(26.1)	(24.7)	(26.2)	(25.8)	(26.1)	(24.1)	(25.0)	(24.2)	(24.8)	(23.7)	(24.5)	(23.8)	(102.8)	(99.4)	(96.8)
Occupancy costs [3]	(12.2)	(12.5)	(12.1)	(11.6)	(11.9)	(11.4)	(10.7)	(10.9)	(10.6)	(11.2)	(11.3)	(11.4)	(48.4)	(44.9)	(44.5)
Provision for doubtful accounts	(6.1)	(5.1)	(5.0)	(4.8)	(1.6)	(3.7)	(5.2)	(5.9)	(7.0)	(7.8)	(8.8)	(7.1)	(21.0)	(16.4)	(30.7)
	(111.8)	(112.6)	(118.7)	(113.1)	(111.7)	(104.6)	(111.7)	(102.2)	(107.2)	(103.2)	(105.4)	(102.9)	(456.2)	(430.2)	(418.7)
General and administrative expenses [4]	(23.9)	(21.5)	(22.1)	(22.7)	(23.1)	(21.5)	(22.7)	(22.5)	(24.7)	(22.6)	(22.0)	(21.8)	(90.2)	(89.8)	(91.1)
Equity in nonconsolidated affiliates	3.2	3.1	3.2	2.5	2.6	2.3	2.6	2.6	1.8	3.0	(2.7)	2.5	12.0	10.1	4.6
Other income [5]	1.2	0.2	0.7	0.6	1.5	0.7	1.4	0.7	2.1	0.9	1.1	0.6	2.7	4.3	4.7
Noncontrolling interests [6]	(12.5)	(11.4)	(11.3)	(11.8)	(10.6)	(10.3)	(10.3)	(9.7)	(8.2)	(7.9)	(8.9)	(8.3)	(47.0)	(40.9)	(33.3)
Adjusted EBITDA	**$ 122.9**	**$ 110.5**	**$ 115.3**	**$ 117.5**	**$ 112.1**	**$ 95.9**	**$ 100.4**	**$ 101.2**	**$ 90.4**	**$ 91.4**	**$ 89.0**	**$ 92.9**	**$ 466.2**	**$ 409.6**	**$ 363.7**

(1) Reconciliation to GAAP provided on slides 48, 87 - 89, and 92.

In arriving at Adjusted EBITDA, the following were excluded:	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010	Q2 2010	Q1 2010	Q4 2009	Q3 2009	Q2 2009	Q1 2009	Full Year 2011	Full Year 2010	Full Year 2009
(2) Restructuring charges	$ -	$ -	$ -	$ -	$ -	$ 0.2	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 0.2	$ -
(3) Restructuring charges associated with closed outpatient satellite clinics	-	-	-	-	-	-	-	-	0.4	-	-	-	-	-	0.4
(4) Stock-based compensation expense	5.9	4.9	5.3	4.2	5.2	3.4	4.0	3.8	3.4	3.4	2.9	3.7	20.3	16.4	13.4
(5) Impairments related to investments	-	-	-	-	-	-	-	-	0.2	0.3	0.1	0.8	-	-	1.4
(6) Noncontrolling interests related to discontinued operations	-	(0.1)	(0.9)	(0.1)	0.1	(0.2)	(0.1)	0.1	0.1	0.1	0.2	0.3	(1.1)	(0.1)	0.7

35

HEALTHSOUTH

Outstanding Share Summary and Warrant Information (Millions) Notes: (1) Does not include 2.0 million warrants issued in connection with a January 2004 loan repaid to Credit Suisse First Boston. In connection with this transaction, we issued warrants to the lender to purchase two million shares of our common stock. Each warrant has a term of ten years from the date of issuance (expire January 16, 2014) and an exercise price of $32.50 per share. The warrants were not assumed exercised for dilutive shares outstanding because they were antidilutive in the periods presented. (2) The agreement to settle our class action securities litigation received final court approval in January 2007 (5.0 million shares; approx. 8.2 million warrants). These shares of common stock and warrants were issued on September 30, 2009. The 5.0 million of common shares are included in the outstanding shares. The warrants to purchase approx. 8.2 million shares of common stock at a strike price of $41.40 (expire January 17, 2017) were not assumed exercised for the dilutive shares outstanding because they are antidilutive in the periods presented. (3) The difference between the basic and diluted shares outstanding is primarily related to our convertible perpetual preferred stock (13.1 million potential common shares). The preferred stock is convertible, at the option of the holder, at any time into shares of common stock at an initial conversion price of $30.50 per share, which is equal to an initial conversion rate of approximately 32.7869 shares of common stock per share of preferred stock, subject to a specified adjustment. We may at any time cause the shares of preferred stock to be automatically converted into shares of our common stock at the conversion rate then in effect if the closing price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the notice of forced conversion exceeds 150% of the conversion price of the preferred stock. Q4 2011 2011 2010 2009 2008 2007 Basic Shares outstanding (1) (2) 93.3 93.3 92.8 88.8 83.0 78.7 Diluted Shares outstanding (1) (2) (3) 109.1 109.2 108.5 103.3 96.4 92.0 Weighted Average for the Period Full-Year 36

Business Outlook 2012 to 2014 (as of February 28, 2012) 37

Business Outlook: 2012 to 2014

Business Model

- Adjusted EBITDA CAGR: 5-8% (1) (2)
- Adjusted Free Cash Flow CAGR: 12-17% (1) (2)

Strategy	2011	2012	2013	2014
Delevering (3)	Achieved **< 3.0x** debt to EBITDA	**< 3.0x** debt to EBITDA (subject to operating environment)		
Growth	**Same-store growth** (Includes bed expansions and unit consolidations)			
	De novos 1- Cypress, TX	**De novos** 1- Ocala, FL	**De novos** (target of 4/year)	
	IRF Acquisitions 1- Drake, OH	**IRF acquisitions** (target of 2/year)		
			Opportunistic, disciplined acquisitions of complementary post-acute services	
Key Operational Initiatives	• **Clinical Information System (CIS)** Pilot	• **CIS** Company-wide Implementation		
	• **Beacon** (Management Reporting Software) = Labor / outcomes / quality optimization • **TeamWorks** = Care Management • **"CPR"** (Comfort, Professionalism, Respect) Initiative			

Key Criteria:
- Regulatory clarity
- Market conditions
- Purchase price and terms and conditions

(1) Reconciliation to GAAP provided on slides 47, 48, 87, and 92.
(2) These are multi-year CAGRs; annual results may fall outside the range.
(3) Exclusive of any E&Y recovery.

38

HEALTHSOUTH

Business Outlook: Revenue Assumptions Revenue Volume • 2.5% to 3.5% annual growth (excludes acquisitions) • Includes bed expansions, de novos and unit consolidations Pricing 72% 8% 20% FY 2012 (1) FY 2013 FY 2014 Q4 11 - Q3 12 Q4 12 - Q3 13 Q4 13 - Q3 14 Mark t basket update (2) 2.9% 2.8% 2.9% Healthcare reform reduction 10 bps 10 bps 30 bps Productiv ity adjustment (2) 100 bps 120 bps ~ 110 bps Medicare Pricing 2012 2013 2014 3-5% 3-5% 3-5% Expected Price Increases Managed Care Medicare Managed Care Other (1) We believe based on the Medicare IRF-PPS Rule for FY 2012, HealthSouth should realize a net increase of approximately 1.6% in 2012. (2) Medicare IRF-PPS Rule for FY 2012 and management estimates for FY 2013 and FY 2014. (3) The Budget Control Act of 2011 includes a reduction of up to 2% to Medicare payments for all providers upon executive order of the President in January 2013. The reduction would be made from whatever level of payment would otherwise be provided under Medicare law and regulation. We currently estimate this automatic reduction, known as “sequestration,” will result in a net decrease to our net operating revenues of approx. $32 million annually beginning in 2013. 39 2% Sequestration (3)

Business Outlook: Expense Assumptions Expense Salaries & Benefits (1) Hospital Expenses • Other operating expenses and supply costs tracking with inflation • Occupancy costs relatively constant as percent of revenue • Bad debt expense of approx. 1.3% to1.5% of revenue 2012 2013 2014 Merit increases (2) 2.25-2.5% 2.25-2.5% 2.25-2.5% Benefit costs in reases 5-8% 5-8% 5-8% General and Administrative ~4.5% of revenue (excludes stock-based compensation) Salaries & Benefits Hospital Expenses (1) Salaries, Wages and Benefits: ~ 90% Salaries and Wages; ~10% Benefits. (2) May be adjusted to offset the Budget Control Act of 2011 or other Medicare reduction legislation 40

Guidance (as of February 28, 2012) 41

2012 Guidance – Adjusted EBITDA (1) (as of February 28, 2012) 2012 Adjusted EBITDA $475 million to $485 million (1) Reconciliation to GAAP provided on slides 48, 87, 88, and 92. Considerations:  Revenue growth of 3.8% to 5.2% ― Discharge growth between 2.5% and 3.5% ― Revenue per discharge growth between 2.0% and 2.5% ― Home health revenues subject to approx. $1.0 million reduction related to the 2012 Medicare Home Health rule  Higher bad debt expense of approx. 1.3% of revenues (approx. $6 million more than 2011)  Installation of new clinical information system in twelve existing hospitals expected to increase operating expenses by approx. $4 million in 2012 (not eligible for “HITECH”)  Higher workers’ compensation expense of approx. $5 million primarily as a result of favorable actuarial adjustments in 2011  Q1 2011 Adjusted EBITDA benefited by approx. $1.5 million for nonrecurring net state provider tax revenue  Q4 2011 Adjusted EBITDA benefited by $2.4 million for nonrecurring PA franchise tax recovery Reflects: • 1.9% to 4.0% growth over 2011 • 7.7% to 8.8% two year CAGR since 2010 42

2012 Guidance – EPS (as of February 28, 2012)

Earnings per Share from Continuing Operations Attributable to HealthSouth (1)

$1.32 to $1.39

Diluted earnings per share on a GAAP basis are the same as basic earnings per share due to the antidilutive impact in the period.

Considerations:

- ✓ Assumes provision for income tax of approx. 40% in 2012 vs. approx. 19% (2) in 2011
- ✓ Cash taxes expected to be $7 to $10 million
- ✓ Basic share count of 94.5 million shares

	EPS Guidance		
	Actual	Low	High
(In Millions, Except Per Share Data)	2011	2012	
Adjusted EBITDA	$ 466.2	$ 475	$ 485
Interest expense and amortization of debt discounts and fees	(119.4)	(96)	
Depreciation and amortization	(78.8)	(82)	
Stock-based compensation expense	(20.3)	(23)	
Other, including non-cash loss on disposal of assets	(4.3)	(7)	
	243.4	267	277
Certain Nonrecurring Expenses:			
Government, class action and related settlements	12.3	-	
Professional fees - accounting, tax and legal	(21.0)	(15)	
Loss on early extinguishment of debt	(38.8)	-	
Pre-tax income	195.9	252	262
Income tax (assumes 40% in 2012)	(37.1) (3)	(101)	(105)
Income from continuing operations (1)	$ 158.8	$ 151	$ 157
Basic shares	93.3	94.5	94.5
Earnings per share (1)(4)	$ 1.42	$ 1.32	$ 1.39

(1) Income from continuing operations attributable to HealthSouth

(2) Estimated effective tax rate using pre-tax income from continuing operations attributable to HealthSouth

(3) Includes an approx. $46 million, or $0.49 per share, benefit primarily related to the Company's settlement with the IRS for tax years 2007 and 2008, a decrease in the valuation allowance, and a reduction in unrecognized tax benefits due to the lapse of the statute of limitations for certain federal and state claims

(4) The $26.0 million dividends related to our convertible perpetual preferred stock in 2011 and 2012 must be subtracted from income from continuing operations when calculating basic earnings per share.

43

HEALTHSOUTH

Income Tax Considerations GAAP Considerations: •As of 12/31/11, the Company had an ending balance of approx. $1.3 billion in federal NOLs and a remaining valuation allowance of approx. $50 million, primarily related to state NOLs. • 2011 effective tax rate was approx. 19% (1)(2) • Expect effective tax rate of approx. 40% (1) going forward Future Cash Tax Payments: • The Company expects to pay approx. $7 million to $10 million per year of income tax. •HealthSouth is not currently subject to an annual use limitation (“AUL”) under Internal Revenue Code Section 382 (“Section 382”). A “change of ownership,” as defined by Section 382, would subject the Company to an AUL, which is equal to the market capitalization of the Company at the time of the “change of ownership” multiplied by the long-term tax exempt rate. 44 (1) Estimated effective tax rate using pre-tax income from continuing operations attributable to HealthSouth (2) Includes an approx. $46 million, or $0.49 per share, benefit primarily related to the Company’s settlement with the IRS for tax years 2007 and 2008, a decrease in the valuation allowance, and a reduction in unrecognized tax benefits due to the lapse of the statute of limitations for certain federal and state claims

Adjusted Free Cash Flow (1) (2) Considerations (1) Reconciliation to GAAP provided on slide 47. (2) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, net settlements on interest rate swaps, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. (3) These are multi-year CAGRs; annual results may fall outside the range. (4) Net of amortization of debt and discounts and fees 45 Certain Cash Flow Items (millions) 2010 Actual 2011 Actual 2012 Assumptions  Cash interest expense (4) $119.3 $115.2 $92  Cash income taxes $10.0 $9.1 $7 to $10  Working capital ($16.7) $10.6 $30-$40  Maintenance CAPEX $37.9 $50.8 $75 to $85  Net cash swap-related settlements $51.6 $10.9 $0  Dividends paid on preferred stock $26 $26 $26 The increase in 2012 maintenance CAPEX is driven by the clinical information system roll-out, two major hospital renovations, and increased hospital refresh projects.  2012 adjusted free cash flow growth will be impacted by increased maintenance capital expenditures and working capital.  Multi-year adjusted free cash flow CAGR (3) of 12% to 17%

Free Cash Flow 46

Adjusted Free Cash Flow

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Q4		Full Year				
(Millions)	2011	2010	2011	2010	2009	2008	2007
Net cash provided by operating activities	$ 129.6	$ 67.1	$ 342.7	$ 331.0	$ 406.1	$ 227.2	$ 230.6
Impact of discontinued operations	0.3	(2.8)	(9.1)	(13.2)	(5.7)	(32.5)	(3.3)
Net cash provided by operating activities of continuing operations	129.9	64.3	333.6	317.8	400.4	194.7	227.3
Capital expenditures for maintenance [(1)]	(15.7)	(13.3)	(50.8)	(37.9)	(33.2)	(41.5)	(22.4)
Net settlements on interest rate swaps [(2)]	-	(11.0)	(10.9)	(44.7)	(42.2)	(20.7)	0.1
Dividends paid on convertible perpetual preferred stock	(6.5)	(6.5)	(26.0)	(26.0)	(26.0)	(26.0)	(26.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(10.3)	(8.1)	(44.2)	(34.4)	(32.6)	(33.4)	(23.4)
Non-recurring items:							
UBS Settlement proceeds, less fees to derivative plaintiffs' attorneys	-	-	-	-	(73.8)	-	-
Net premium paid on bond issuance/redemption	-	-	22.8	-	-	-	-
Cash paid for professional fees - accounting, tax and legal	4.8	3.4	21.0	17.2	15.3	18.2	51.6
Cash (received) paid for government, class action and related settlements	(2.0)	2.1	5.7	2.9	11.2	7.4	171.4
Income tax refunds related to prior periods	(1.0)	(1.6)	(7.9)	(13.5)	(63.7)	(89.4)	(457.7)
Adjusted free cash flow	**$ 99.2**	**$ 29.3**	**$ 243.3**	**$ 181.4**	**$ 155.4**	**$ 9.3**	**$ (79.1)**

(1) Maintenance capital expenditures are expected to be $75 million to $85 million in 2012.
(2) Final swap payment of $10.9 million was made in March 2011.

47

HEALTHSOUTH

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Q4		Full Year				
(Millions)	2011	2010	2011	2010	2009	2008	2007
Net cash provided by operating activities	$ 129.6	$ 67.1	$342.7	$ 331.0	$406.1	$227.2	$230.6
Provision for doubtful accounts	(6.1)	(1.6)	(21.0)	(16.4)	(30.7)	(23.0)	(28.5)
Professional fees—accounting, tax, and legal	4.8	3.4	21.0	17.2	8.8	44.4	51.6
Interest expense and amortization of debt discounts	23.1	34.2	119.4	125.6	125.7	159.3	229.2
UBS Settlement proceeds, gross	-	-	-	-	(100.0)	-	-
Equity in net income of nonconsolidated affiliates	3.2	2.6	12.0	10.1	4.6	10.6	10.3
Net income attributable to noncontrolling interests in continuing operations	(12.5)	(10.6)	(47.0)	(40.9)	(33.3)	(29.8)	(31.1)
Amortization of debt discounts and fees	(0.9)	(1.2)	(4.2)	(6.3)	(6.6)	(6.5)	(7.8)
Distributions from nonconsolidated affiliates	(3.3)	(3.4)	(13.0)	(8.1)	(8.6)	(10.9)	(5.3)
Current portion of income tax expense (benefit)	2.1	4.6	0.6	2.9	(7.0)	(72.8)	(330.4)
Change in assets and liabilities	(15.9)	16.9	49.9	2.8	(2.1)	50.6	5.5
Net premium paid on bond issuance/redemption	-	-	22.8	-	-	-	-
Change in government, class action and related settlements liability	(2.0)	2.1	(8.5)	2.9	11.2	7.4	171.4
Cash used in (provided by) operating activities of discontinued operations	0.3	(2.8)	(9.1)	(13.2)	(5.7)	(32.5)	(3.3)
Other	0.5	0.8	0.6	2.0	1.3	(1.4)	14.5
Adjusted EBITDA	$ 122.9	$112.1	$466.2	$ 409.6	$363.7	$322.6	$306.7

48

HEALTHSOUTH

Priorities for Reinvesting HealthSouth’s Free Cash Flows 49 Debt Reduction • Debt prepayment • Purchase leased properties (limited opportunities) • Growth in core business  Bed expansions  De novo hospitals  Acquisitions − Free standing IRFs − Hospital unit IRFs Growth Prioritie s Shareholder Distribution • Share repurchase ($125 million authorization) • Cash dividends (one time or regular) Alternate Opportunitie s

Priorities for Reinvesting HealthSouth’s Free Cash Flows (cont.) 50 •Growth in core business 2012 Assumptions (millions)  Bed expansions $20 to $25 (80-100 beds)  De novo hospitals $50 to $70 (complete Ocala; start 4 others)  Acquisitions (target 2/year) TBD − Free standing IRFs − Hospital unit $70 to $95, excluding acquisitions Growth Prioriti e s Capital Allocation Considerations:  Financial leverage (subject to operating environment)  Relative risk/return characteristics (e.g. cash payback period, IRR, etc.)  Required cash outlay  Nature of opportunity (unique; time sensitive; otherwise limited; etc.)  External factors (regulatory, macro-economic)

Priorities for Reinvesting HealthSouth’s Free Cash Flows (cont.) 51 Debt Reduction • Debt prepayment • Purchase leased properties (limited opportunities) Shareholder Distribution • Share repurchase ($125 million authorization) • Cash dividends (one time or regular) Alternate Opportunitie s Capital Allocation Considerations:  Relative risk/return characteristics (e.g. cash payback period, IRR, etc.)  Financial leverage (subject to operating environment)  Depth of liquidity in the market  External factors (regulatory, macro-economic)

Refinancing and Delevering 52

Debt Schedule (1) Based on 2011 and 2010 Adjusted EBITDA of $466.2 million and $409.6 million, respectively; reconciliation to GAAP provided on slides 48, 87, 88, and 92. 53 Change S&P Moody Dec. 31, Dec. 31, in Debt (Millions) Corporate B+ B1 2011 2010 vs. YE 2010 Advances under $500 million revolving credit facility, May 2016 - 3 Month LIBOR +225bps BB Ba1 110.0$ 78.0$ 32.0$ Term loan facility, May 2016 - 3 Month LIBOR +225bps BB Ba1 97.5 - 97.5 Bonds Payable: 10.75% Senior Notes due 2016 B+ B2 - 495.5 (495.5) 7.25% Senior Notes due 2018 B+ B2 336.7 275.0 61.7 8.125% Senior Notes due 2020 B+ B2 285.8 285.5 0.3 7.75% Senior Notes due 2022 B+ B2 312.0 250.0 62.0 Other bonds payable 1.5 1.8 (0.3) Other notes payable 35.3 36.4 (1.1) Capital lease obligations 75.9 89.1 (13.2) Long-term debt 1,254.7$ 1,511.3$ (256.6)$ Debt to Adjusted EBITDA (1) 2.7x 3.7x Credit Rating

($ Billions) Year-End 2010 Goal: 3.75x to 4.00x (1) Based on 2008 and 2011 Adjusted EBITDA of $322.6 million and $466.2 million, respectively; reconciliation to GAAP provided on slides 48, 87 – 90, and 92. Debt and Liquidity Dec. 31, Dec. 31, 2011 2010 Cash Available 30.1$ 48.3$ Revolver Total Line 500.0$ 500.0$ Less: – Draws (110.0) (78.0) – Letters of credit (44.6) (45.6) 345.4$ 376.4$ Total Liquidity 375.5$ 424.7$ Available Liquidity 54 $1.81 $1.66 $1.51 $1.25 YE 2008 YE 2009 YE 2010 YE 2011 5.6x (1) 2.7x (1) Debt Outstanding Credit Ratings S&P Moodys Corporate Rating B+ Posit ive B1 Posit ive Revolver Rating BB Ba1 Senior Notes Rating B+ B2 (b ill io n s)

HealthSouth is now positioned with a lower-cost, flexible capital structure… 55 2012 2013 2014 2015 2016 2016 2017 2018 2019 2020 2021 2022 $337 Senior Notes 7.25% $286 Senior Notes 8.125% $312 Senior Notes 7.75% $98 Term Loan L +225 ($ in millions) $110 Drawn + $45 LC $500 Revolver L+225 December 31, 2011 (3) $345 Undrawn 2016 10 % of principal callable each year at $103 10% of the outstanding principal is currently callable per annum at 103% (1) Based on 2011Adjusted EBITDA of $466.2 million; reconciliation to GAAP provided on slides 48, 87, and 92. (2) The credit agreement has a $200 million restricted payment basket for debt repayment and stock repurchases, which is subject to an annual grower basket equal to 50% of excess cash flow plus certain other amounts including net cash proceeds from certain equity issuances. (3) Does not include $387.4 million of convertible perpetual preferred stock and capital leases and other note payables. Capital Structure Enhancements:  Completed the retirement of the 10.75% notes due 2016  Reduced total debt by $256.6 in 2011  Leverage ratio reduced to 2.7x (1) Debt Profile:  Additional debt pre-payment opportunities and flexible covenants (2)  No near-term maturities and well-spaced debt maturities  Limited exposure to higher interest rates

Credit Agreement Key Covenants (1) Terms Acquisitions Limited by compliance with leverage and interest coverage covenants currently requiring 4.75x and 2.5x, respectively Restricted payments: Share repurchase (2) $200 million (shared with other restricted payment basket) Other debt repurchase (2) $200 million (shared with other restricted payment basket) Unsecured debt issuance Unlimited up to 4.5x leverage ratio 56 (1) Full agreement filed as Exhibit 10.2 to Form 10-Q on August 4, 2011. (2) The maximum amount limitations above are subject to increase by a “grower” basket equal to 50% of excess cash flow plus certa in other amounts including net cash proceeds from certain equity issuances. Based on year-end results, the restricted payment basket (2) is approx. $300 million.

Growth 57

Demographics + population growth and changes (weighted by age) = Rehab CAGR Growth goals for the market and/or hospital Sales and Marketing Strategies • Defining “upstream” opportunities • Identifying CMS-13 discharges • “Converting” CMS-13 patients to rehab Market Dynamics • Existing IRF beds • Managed care penetration • Competition Organic Growth: A Strategic Framework Bottoms-up approach to HealthSouth’s growth projections 58

Organic Growth: Compounded Annual Growth Rate (CAGR) (1) (1) Numbers in map are for illustrative purposes only and do not represent actual results. (2)“Weighted for Rehab Services” - methodology weights growth in rehab age groups higher. % CAGR Rehab by Zip Code Weighted for Rehab Services (1) (2) Organic Growth • Demographic changes • Population growth % CAGR Weighted for Rehab Services Treasure Coast Primary 2.64% Treasure Coast SSA – Glades 1.47% Treasure Coast SSA – Martin 2.92% Okeechobee 2.34% Treasure Coast Tertiary 2.24% Combined 2.45% State of Florida 2.72% USA 2.31% 59

De Novo Market Selection Process 60 Active Development List Corporate Assessment Strategic Approach • Build • Buy • JV Regional President Priority Assessment “Deep Dive” Market Assessments Potential Opportunity List (160 opportunities identified) National Market Assessment (3,141 counties in 48 states studied) • Population and Demographics • IRF Conversion Rates • Acute Care Referral Sources • Inpatient Rehab Competition • Other Competitors • Payor Environment • CON/Non-CON

• No guarantee on timeframe or ultimate success • Input from design, operations and real estate • ~ Six acres with expansion capability • Proximity to acute-care providers • Permitting • Land • IRR • NPV • Cash payback ..... CON Approval Site Selection Cost Assessment Pro forma Financials Execution • Design • Construction NO GO GO De Novo Evaluation Process 61 Market Selection GO NO GO

Illustrative De Novo Timeline 62 Day 1 CON Process Construction With CON Design Planning & Zoning Groundbreaking Opening Construction Design Planning & Zoning Groundbreaking Month 20 Opening Day 1 Without CON 6 months to 3 years 20 months

Illustrative De Novo Pro forma (40 bed) 63 Capital Cost $ Range (millions) Low High Construction, design, permitting, etc. $11.0 $14.5 Land 1.5 3.5 Equipment 2.5 3.0 $15.0 $21.0 Pre-opening Expenses (thousands) Low High Operating $200 $300 Salaries, wages and benefits 150 200 $350 $500

(1) Hospital EBITDA = earnings before interest, taxes, depreciation and amortization directly attributable to the related hospital. De Novo Occupancy and EBITDA(1) Trends 64 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 1 2 3 4 5 6 7 8 9 10 11 12 Petersburg Fredericksburg Mesa Loudoun Bristol Cypress HLS Avg. 2011 Occupancy Months Occupancy Sustained Positive EBITDA Range

IRF Acquisition Performance 65 Date Acquired Acquired Census Q4 2011 Census Vineland Q3 2008 26 35 Desert Canyon Q2 2010 16 37 Sugar Land Q3 2010 26 37 Ft. Smith Q3 2010 15 39 Value added by HealthSouth • TeamWorks approach to sales/marketing • Labor management tools and “best practices” • Clinical expertise • Clinical technology and programming • Supply chain efficiency • Medical leadership and clinical advisory boards

Portfolio Growth 66 • All projects have minimum IRR of 15% (pre-tax). De novos Acquisitions • Cash Payback (1) = 5 to 7 years • Target: 4/Year • Longer payback period due to: − Design and construction period − Initial ramp-up of operations • Cash Payback (1) = 4 to 6 years • Target: 2/Year Location Installed Beds Operational Date Location Beds Operational Date 2013 Stuart, FL 34 Q2 2013 TBD TBD TBD Littleton, CO 40 Q2 2013 Southwest Phoenix, AZ 40 Q3 2013 2012 Ocala, FL 40 Q4 2012 TBD TBD TBD 2011 Cypress, TX 40 Q4 2011 Cincinnati, OH 40 Q4 2011 2010 Bristol, VA 25 Q3 2010 Ft. Smith, AR (unit) 30 Q3 2010 Houston, TX (IRF) 50 Q3 2010 Loudoun County, VA 40 Q2 2010 Las Vegas, NV (IRF) 50 Q2 2010 Little Rock, AR (unit) 23 Q1 2010 2009 Mesa, AZ 40 Q3 2009 Altoona, PA (JV, unit) 18 Q4 2009 (1) Future cash payback periods may increase when the Company exhausts its significant NOLs (slide 44).

Future Growth: Complementary Post-Acute Care Services

(Highest Acuity) ←→ (Lowest Acuity)

Acute Care Hospital → Discharge →

	Long-Term Acute Care Hospital (1)	Hospice	Inpatient Rehabilitation Facility (1)	Skilled Nursing Facility	Home Health (1)
Medicare Spending (billions)	$5.2	$13.0	$6.3	$28.0	$19.0
# of Discharges	134,700	1,088,000	359,000	2,369,016	3,300,000
Length of Stay	26 days	86 days	13 days	39 days	N/A
# of Providers	437	3,500+	1,179	15,161	11,600
Facility Ownership Mix	For-Profit (76%) Non-Profit (19%) Gov't (5%)	For-Profit (53%) Non-Profit (34%) Other (13%)	For-Profit (25%) Non-Profit (61%) Gov't (14%)	For-Profit (69%) Non-Profit (26%) Gov't (4%)	For-Profit (87%) Non-Profit (13%)
Hospital vs. Free-standing	Free-standing (62%) Hospital Based (38%)	Free-standing (68%) Hospital Based (16%) Home Based (15%)	Free-standing (20%) Hospital Based (80%)	Free-standing (92%) Hospital Based (8%)	N/A
Rural vs. Urban	Urban (93%) Rural (7%)	Urban (70%) Rural (30%)	Urban (83%) Rural (17%)	Urban (81%) Rural (19%)	Urban (91%) Rural (9%)

(1) For information on HealthSouth's hospital portfolio, see slide 4.

Sources: Medpac Data Book, June 2011 – pages 121, 123, 130, 133, 137, 192, and 194, Medpac Report to Congress, Medicare Payment Policy, March 2011 – pages 149,163, 208, 240, and 268, and Medpac December 2011 Public Meeting, Assessing Payment Adequacy

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• The Company has adequate cash to fund growth. • The Company continues to have excellent organic growth opportunities.  Located in Medicare growth markets  Non-discretionary nature of many conditions served  Track record of consistent market share gains • De novos and targeted IRF acquisitions will allow entry to, and growth in, new markets.  Disciplined evaluation process  Proven track record of success • Longer-term consideration of acquiring complementary post-acute services predicated on:  Regulatory clarity  Favorable market conditions  Purchase price and terms and conditions Growth: Summary 68 The Company still believes investing in growth is a correct long-term strategy. In response to uncertainty coming from Washington, D.C., and the dislocation in the capital markets, the Company slowed the development of new de novos in the third and fourth quarters of 2011. Once the Budget Control Act of 2011 outcome was known (2% sequestration), the Company recharged its de novo development.

Operational Initiatives 69

Key Operational Initiatives: Summary • Strong track record of providing high-quality, cost-effective care – Patient functional gains exceed industry norms – Consistent market share gains – Disciplined expense management • Targeted operational strategies to achieve excellence in: – Clinical care (Care Management; reduced Acute Care Transfers) – Operations (BEACON; staff scheduling; supply chain) – Service (CPR; “customer training”) • Implementation of a Clinical Information System (ACE-IT (1)) – Rehabilitation-specific (Cerner) – Manageable, five-year rollout beginning in 2012 70 (1) Advancing Clinical Excellence Through Information Technology

Operational Strategy Excellence in … 71 • Care Management TeamWorks project • Identify trends and establish “best practices” for the prevention of acute care transfers • Provide a robust rehabilitation specific clinical education program for nurses and therapists • Electronic clinical information system (ACE-IT) • BEACON management reporting system • Roll out staff scheduling systems • Standardize pharmacy and food supplies purchasing • Patient satisfaction survey tool through Press Ganey • CPR (Comfort, Professionalism, Respect) patient experience campaign • Customer training videos for hospital staff Clinical Care Operations Service

TeamWorks: Care Management

In 2011, the HealthSouth Care Management Playbook was implemented across all hospitals.


Referral Management
Pre-authorization / Pre-certification
Patient Assessment
Care Delivery & Documentation
Interdisciplinary Team Process
Denials & Approvals
Outcomes Analysis
Effective & Efficient Care Management

Goals

- Improve overall operational, patient care and satisfaction outcomes
- Streamline delivery of care
- Engage interdisciplinary teams
- Reduce:
  - Complication rate
  - Cost per case
  - Payor denials
- Increase:
  - Patient outcomes
  - Patient involvement in care decisions

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TeamWorks: Care Management Initial Observations 73 • Lower transfers (readmissions) back to acute care providers • More clinical resources needed to enable process (added approx. one per hospital) • Higher patient satisfaction scores Clinical Care Operations Service •Care Management implementation completed in all hospitals in 2011 • Focus shifted to sustainability

CPR: Comfort, Professionalism, Respect • All employees trained in the CPR campaign. • Hospital-based trained facilitators will work directly with employees. • A series of short videos is used to depict common scenarios of patient/staff situations. • Facilitator training is highly interactive, encouraging discussions among staff. CPR is an in-house course designed to train all employees to realize that even minor encounters between staff and patients can have a memorable impact on the patient’s entire experience. Ultimate goal is to improve employee- to-patient interactions, leading to: • Improved patient satisfaction scores • Reduced patient complaints • More satisfied employees 74

75

76 BEACON: Hospital-Specific (1) (1) Numbers in screen shot have been modified for presentation and do not represent actual results.

77 BEACON: Regional Roll-up (1) (1) Numbers in screen shot have been modified for presentation and do not represent actual results.

78 HealthSouth Clinical Information System (CIS)

CIS Benefits and Value Proposition • Streamline sales and marketing process • Clinical charge capture efficiency • Real time awareness of therapy intensity (higher intensity associated with better outcomes) • Enterprise standardized clinical documentation and coding processes • Workflow management, patient/resource scheduling Operational Efficiencies • Automated medication administration at the point of care • Clinical data repository (reporting and outcomes) • Real time patient condition awareness • Rule driven identification of preventable adverse medical events Improved Patient Safety 79 • Stage setter for interoperability with referral sources and health information exchanges • Patient-centered care is a key competitive differentiator and impacts patient choice Cost-Effectiveness

CIS Timeline

ACE IT

Advancing Clinical Excellence Through Information Technology

2013 - 2016	• Complete installation in remaining hospitals • Install ACE IT in all de novos
2012	• Install ACE IT in 12 existing hospitals • Install ACE IT in de novo located in Ocala, FL
2011	• Signed contract with Cerner for Company-wide implementation starting in 2012 • Piloted installation of CIS in existing hospital (Valley of the Sun) • HealthSouth Rehabilitation Hospital of Cypress, TX opened in Q4 2011 with ACE IT installed
2010	• HealthSouth Rehabilitation Hospital of Northern, VA hospital opened with ACE IT installed
2009	• Pilot project kickoff

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CIS Installation Cost 81 • No incentive payments (i.e. “HITECH”) for inpatient rehabilitation hospitals – Only acute care hospitals are eligible (1) • Installation cost will vary by hospital depending on items such as size and physical plan. – Installation cost expected to be in a range of $1 million to $1.5 million per hospital. – Approx. 70% of the initial spend will be capital expense and the remainder will be operating expense. (1) The American Recovery and Reinvestment Act of 2009 (ARRA) (Pub. L. 111–5) provides incentive payments to eligible professionals (EPs), eligible hospitals and critical access hospitals (CAHs) participating in Medicare and Medicaid programs that adopt and successfully demonstrate “meaningful use” of certified electronic health record (EHR) technology.

Operational Metrics 82

50.8% 23.7% 5.5% 49.7% 23.5% 5.1% 49.1% 22.9% 4.8% 48.4% 22.5% 4.5% Salaries, Wages & Benefits Hospital-related Expenses General & Administrative Operational Metrics: Expense Efficiencies (% of Net Operating Revenues) 2008 2009 2010 2011 2008 2009 2010 2011 2008 2009 2010 2011 3.59 3.52 3.49 3.47 EPOB • Salaries, Wages & Benefits reflects continued improvement from productivity gains and growing revenue base. • Hospital-related Expenses includes other operating, supplies, occupancy, and bad debts expenses. • General and Administrative excludes stock-based compensation. • Employees per Occupied Bed (“EPOB”) is calculated by dividing the number of full-time equivalents, including an estimate of full- time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. 83

Operational and Labor Metrics (1)

	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010	Q2 2010	Q1 2010	Q4 2009	Q3 2009	Q2 2009	Q1 2009	Full Year 2011	Full Year 2010	Full Year 2009
								(In Millions)							
Net patient revenue-inpatient	$ 480.1	$ 458.8	$ 465.4	$ 462.1	$ 452.3	$ 422.6	$ 427.6	$ 420.2	$ 415.5	$ 400.1	$ 405.8	$ 400.1	$ 1,866.4	$ 1,722.7	$ 1,621.4
Net patient revenue-outpatient and other revenues	38.0	38.9	39.7	43.9	38.6	38.2	39.7	38.4	39.6	40.1	43.2	40.5	160.5	154.9	163.4
Net operating revenues	$ 518.1	$ 497.7	$ 505.1	$ 506.0	$ 490.9	$ 460.8	$ 467.3	$ 458.6	$ 455.1	$ 440.2	$ 449.0	$ 440.6	$ 2,026.9	$ 1,877.6	$ 1,784.8
								(Actual Amounts)							
Discharges (2)	30,066	29,350	29,811	29,127	29,462	27,931	28,098	27,023	27,819	27,186	27,413	26,688	118,354	112,514	109,106
Outpatient visits	225,062	236,969	244,647	236,761	244,719	253,837	260,374	250,467	259,845	274,902	283,625	276,166	943,439	1,009,397	1,094,538
Average length of stay	13.4	13.4	13.4	13.8	13.4	13.8	13.7	14.2	13.6	13.9	13.9	14.2	13.5	13.8	13.9
Occupancy %	67.7%	67.2%	69.0%	70.2%	67.8%	66.0%	67.8%	69.3%	66.9%	67.4%	69.7%	70.3%	67.7%	67.0%	67.7%
# of licensed beds	6,461	6,376	6,356	6,350	6,331	6,331	6,250	6,129	6,138	6,073	6,020	6,009	6,461	6,331	6,138
Occupied beds	4,374	4,285	4,386	4,458	4,292	4,178	4,238	4,247	4,106	4,093	4,196	4,224	4,374	4,242	4,155
Full-time equivalents (FTEs) (3)	15,079	15,081	15,150	15,044	14,958	14,785	14,628	14,450	14,491	14,589	14,631	14,499	15,089	14,705	14,552
Contract labor	56	60	76	89	84	71	84	74	61	56	114	135	70	79	92
Total FTE and contract labor	15,135	15,141	15,226	15,133	15,042	14,856	14,712	14,524	14,552	14,645	14,745	14,634	15,159	14,784	14,644
EPOB (4)	3.46	3.53	3.47	3.39	3.50	3.56	3.47	3.42	3.54	3.58	3.51	3.46	3.47	3.49	3.52

(1) All metrics have been reclassified to reflect current continuing operations.

(2) Represents discharges from HealthSouth's 96 consolidated hospitals in Q4 2011, 94 consolidated hospitals in Q3 2011, Q2 2011, Q1 2011, Q4 2010 and Q3 2010, 92 consolidated hospitals in Q2 2010, and 90 consolidated hospitals in Q1 2010 and Q4 2009, 91 consolidated hospitals in Q3 2009, and 90 consolidated hospitals in Q2 2009 and Q1 2009.

(3) Excludes approximately 400 full-time equivalents who are considered part of corporate overhead with their salaries and benefits included in general and administrative expenses in the Company's consolidated statements of operations. Full-time equivalents included in the above table represent HealthSouth employees who participate in or support the operations of the Company's hospitals.

(4) Employees per occupied bed, or "EPOB," is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.

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Payment Sources (Percent of Revenues) 2011 2010 2011 2010 Medicare 72.8% 71.6% 72.0% 70.5% Medicaid 1.4% 1.6% 1.6% 1.8% Workers' compensation 1.5% 1.5% 1.6% 1.6% Managed care and other discount plans (1) 19.5% 20.6% 19.8% 21.3% Other third-party payors 2.0% 2.2% 2.0% 2.3% Patients 1.2% 1.3% 1.2% 1.3% Other income 1.6% 1.2% 1.8% 1.2% Total 100.0% 100.0% 100.0% 100.0% Q4 Full Year (1) Managed Medicare revenues represent ~ 8%, 8%, 7%, and 8% of total revenues for Q4 2011, Q4 2010, full year 2011, and full year 2010, respectively, and are included in “Managed care and other discount plans.” 85

Reconciliations to GAAP 86

Reconciliation of Net Income to Adjusted EBITDA (1)(3) (1) (2) (3) – Notes on page 92. 87 (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net income 91.5$ 32.3$ 68.3$ 62.5$ 254.6$ (Income) loss from disc ops, net of tax, attributable to HealthSouth (17.6) (2.5) (34.8) 5.0 (49.9) Net income attributable to noncontrolling interests (11.7) (10.4) (11.3) (12.5) (45.9) Income from continuing operations attributable to HealthSouth (2) 62.2 0.57$ 19.4 0.14$ 22.2 0.17$ 55.0 0.50$ 158.8 1.42$ Gov't, class action, and related settlements - (10.6) - (1.7) (12.3) Pro fees - acct, tax, and legal 3.8 8.4 4.0 4.8 21.0 Provision for income tax (benefit) expense (7.4) 11.2 18.1 15.2 37.1 Interest expense and amortization of debt discounts and fees 35.1 34.9 26.3 23.1 119.4 Depreciation and amortization 19.5 19.6 19.5 20.2 78.8 Loss on early extinguishment of debt - 26.1 12.7 - 38.8 Net noncash loss on disposal of assets 0.1 1.0 2.8 0.4 4.3 Stock-based compensation expense 4.2 5.3 4.9 5.9 20.3 Adjusted EBITDA (1)(3) 117.5$ 115.3$ 110.5$ 122.9$ 466.2$ Weighted average common shares outstanding: Basic 93.1 93.3 93.3 93.3 93.3 Diluted 109.0 109.5 109.2 109.1 109.2 2011 Q1 Q2 Full YearQ3 Q4

Reconciliation of Net Income to Adjusted EBITDA (1)(3)

	2010									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net income	$ 50.5		$ 57.5		$ 41.9		$ 789.9		$ 939.8	
Income from disc ops, net of tax, attributable to HealthSouth	(1.2)		(3.4)		(3.4)		(1.2)		(9.2)	
Net income attributable to noncontrolling interests	(9.8)		(10.2)		(10.1)		(10.7)		(40.8)	
Income from continuing operations attributable to HealthSouth (2)	39.5	$ 0.36	43.9	$ 0.40	28.4	$ 0.24	778.0	$ 7.15	889.8	$ 8.20
Gov't, class action, and related settlements	-		-		0.8		0.3		1.1	
Pro fees - acct, tax, and legal	2.9		5.7		5.2		3.4		17.2	
Loss (gain) on interest rate swaps	4.3		(0.3)		9.0		0.3		13.3	
Provision for income tax expense (benefit)	2.4		(1.3)		(0.4)		(741.5)		(740.8)	
Interest expense and amortization of debt discounts and fees	30.5		30.1		30.8		34.2		125.6	
Depreciation and amortization	17.5		17.8		18.4		19.4		73.1	
Net noncash loss on disposal of assets	-		0.4		0.1		0.9		1.4	
Loss on early extinguishment of debt	0.3		0.1		-		11.9		12.3	
Stock-based compensation expense	3.8		4.0		3.4		5.2		16.4	
Other	-		-		0.2		-		0.2	
Adjusted EBITDA (1)(3)	$ 101.2		$ 100.4		$ 95.9		$ 112.1		$ 409.6	
Weighted average common shares outstanding:										
Basic		92.7		92.8		92.8		92.8		92.8
Diluted		108.0		108.2		108.3		108.8		108.5

(1) (2) (3) – Notes on page 92.

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Reconciliation of Net Income to Adjusted EBITDA (1) (3) (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net income 53.5$ 3.6$ 24.8$ 46.9$ 128.8$ (Income) loss from disc ops, net of tax, attributable to HealthSouth (1.8) (5.2) 5.6 (16.3) (17.7) Net income attributable to noncontrolling interests (8.6) (9.1) (8.0) (8.3) (34.0) Income (loss) from continuing operations attributable to HealthSouth (2) 43.1 0.42$ (10.7) (0.20)$ 22.4 0.18$ 22.3 0.17$ 77.1 0.58$ Gov't, class action, and related settlements (15.9) 48.7 8.5 (4.6) 36.7 Pro fees - acct, tax, and legal 4.8 (3.3) 3.5 3.8 8.8 Gain on early extinguishment of debt (1.8) (1.3) - - - Loss on interest rate swaps 5.0 3.8 7.9 2.9 19.6 Provision for income tax expense (benefit) 1.2 (0.3) (1.7) (2.1) (2.9) Interest expense and amortization of debt discounts and fees 34.4 31.1 29.5 30.7 125.7 Depreciation and amortization 16.6 16.8 17.0 17.2 67.6 Impairment charges, including investments 0.8 0.1 0.3 0.2 1.4 Net noncash loss on disposal of assets 1.0 1.2 0.6 0.6 3.4 Loss on early extinguishment of debt - - - 15.6 12.5 Stock-based compensation expense 3.7 2.9 3.4 3.4 13.4 Other - - - 0.4 0.4 Adjusted EBITDA (1)(3) 92.9$ 89.0$ 91.4$ 90.4$ 363.7$ Weighted average common shares outstanding: Basic 87.5 87.6 87.6 92.6 88.8 Diluted 100.9 101.5 102.2 107.8 103.3 2009 Q1 Q2 Q3 Q4 Full Year (1) (2) (3) – Notes on page 92. 89

Reconciliation of Net Income to Adjusted EBITDA (1) (3)

(in millions, except per share data)	2008 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net income	$ 26.4		$ 52.4		$ 12.8		$ 190.2		$ 281.8	
Income from disc ops, net of tax, attributable to HealthSouth	(18.9)		(0.1)		(2.5)		(11.0)		(32.5)	
Net income attributable to noncontrolling interests	(6.6)		(8.3)		(6.2)		(8.3)		(29.4)	
Income from continuing operations attributable to HealthSouth (2)	0.9	$ (0.07)	44.0	$ 0.47	4.1	$ (0.03)	170.9	$ 1.70	219.9	$ 2.28
Gain on UBS Settlement	-		-		-		(121.3)		(121.3)	
Gov't, class action, and related settlements	(36.4)		(8.6)		17.1		(39.3)		(67.2)	
Pro fees - acct, tax, and legal	3.5		5.3		4.1		31.5		44.4	
Loss (gain) on interest rate swaps	36.6		(28.5)		8.1		39.5		55.7	
Provision for income tax expense (benefit)	0.7		1.8		(21.3)		(50.3)		(69.1)	
Interest expense and amortization of debt discounts and fees	47.3		43.4		40.3		28.3		159.3	
Depreciation and amortization	28.6		16.7		16.8		16.8		78.9	
Impairment charges, including investments	-		0.6		-		1.8		2.4	
Net noncash (gain) loss on disposal of assets	(0.4)		0.9		0.2		1.3		2.0	
Loss on early extinguishment of debt	0.3		3.5		2.0		0.1		5.9	
Stock-based compensation expense	3.3		2.7		2.5		3.2		11.7	
Adjusted EBITDA (1)(3)	$ 84.4		$ 81.8		$ 73.9		$ 82.5		$ 322.6	
Weighted average common shares outstanding:										
Basic		78.9		79.5		87.4		87.4		83.0
Diluted		92.3		93.0		101.0		100.7		96.4

(1) (2) (3) – Notes on page 92.

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Reconciliation of Net Income to Adjusted EBITDA (1) (3) (in millions, except per share data) Total Per Share Net income 718.7$ Income from disc ops, net of tax, attributable to HealthSouth (462.4) Net income attributable to noncontrolling interests (65.3) Income from continuing operations attributable to HealthSouth (2) 191.0 2.08$ Gov't, class action, and related settlements (2.8) Pro fees - acct, tax, and legal 51.6 Loss on interest rate swaps 30.4 Provision for income tax benefit (325.6) Interest expense and amortization of debt discounts and fees 229.2 Depreciation and amortization 71.3 Impairment charges, including investments 15.1 Net noncash loss on disposal of assets 7.3 Loss on early extinguishment of debt 28.2 Stock-based compensation expense 10.6 Other 0.4 Adjusted EBITDA (1)(3) 306.7$ Weighted average common shares outstanding: Basic 78.7 Diluted 92.0 2007 (1) (2) (3) – Notes on page 92. 91

Reconciliation Notes for Slides 87-91 1. Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non- GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. 2. Per share amounts for each period presented are based on diluted weighted average shares outstanding unless the amounts are antidilutive, in which case the per share amount is calculated using the basic share count after subtracting the $6.5 million per quarter dividend on the convertible perpetual preferred stock. The difference in shares between the basic and diluted shares outstanding is primarily related to our convertible perpetual preferred stock. 3. Adjusted EBITDA is a component of our guidance. 92